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            SECURITIES  AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549



                          FORM 8-K


                       CURRENT REPORT



             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934


             Date of Report:  Janaury 31, 1995



                     UNOCAL CORPORATION
                     ------------------

   (Exact name of registrant as specified in its charter)



     Delaware                         1-8483                 95-3825062
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(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)




1201 West Fifth Street, Los Angeles, California             90017
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(Address of principal executive offices)                   (Zip Code)




Registrant's telephone number, including area code:   (213)  977-7600

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ITEM 5.   OTHER EVENTS

          On January 31, 1995, the following news release was issued:

     Los Angeles, January 31 -- Unocal Corporation today said it has been granted a United States patent for reformulated gasolines that meet 1996 California state standards for reduced emissions. Furthermore, the company plans to offer its patent for license.
     The company said that Unocal's patent covers many of the possible fuel compositions that refiners would find practical to manufacture and still comply with the strict California Air Resources Board (CARB) Phase 2 requirements in 1996.
     "Unocal intends to offer its patent for license in order to spread the benefits of lower emissions from our patented fuel as widely as possible to the industry and the public," said Roger C. Beach, Unocal chief executive officer. "Our patent will pose no barriers to implementation of the CARB Phase 2 regulations."
     Because the 1996 CARB Phase 2 requirements impose a low Reid vapor pressure (RVP), which is satisfied by Unocal's patented gasolines, Unocal licensees would be utilizing the Unocal patent for up to eight months out of the year. For the balance of the year, CARB regulations would allow refiners to manufacture a higher RVP gasoline.
     Unocal said it expects to have its licensing program for the new fuel finalized by the end of April.
     The Unocal patented gasoline was independently developed by Unocal scientists who were seeking ways of complying with anticipated 1990 U.S. Clean Air Act goals without moving to alternative fuels, particularly methanol. The result was achieved -- new and non-obvious gasolines that significantly reduce vehicle tailpipe emissions achieved by reformulation.
     The company applied for a patent on its new gasoline in December 1990. The U.S. Patent Office issued Unocal a patent on the fuel in February 1994. Since then, Unocal has been reviewing and evaluating the scope of the patent and has concluded it has potential license value.
     The new reformulated gasolines are mandated by CARB's Phase 2 reformulated gasoline specifications, which were issued under authority of the Federal Clean Air Act Amendments. The CARB regulations, first published in October 1991, require that beginning March 1, 1996, all motor gasoline manufactured for sale in California comply with the Phase 2 regulations. California consumes approximately 13 billion gallons of gasoline per year.
     "Our success in developing a gasoline that provides reduced tailpipe emissions is another example of how the private sector can contribute to improving the environment in California," Beach said.

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                                  SIGNATURE


Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                      UNOCAL CORPORATION
                                      ------------------
                                        (Registrant)






Dated:  January 31, 1995         By:  CHARLES S. MCDOWELL
- ------------------------              ------------------------------
                                      Charles S. McDowell,
                                      Vice President and Comptroller



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